SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 24, 2005

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 24, 2005, Riverstone Networks, Inc., along with U.S. Bank, Highbridge International LLC and Mackay Shields LLC, entered into an agreement to settle the litigation captioned U.S. Bank National Association, in its capacity as Trustee of Holders of 3 3/4 % Convertible Secured Notes under Indenture Dated as of November 21, 2001 v. Riverstone Networks, Inc., pending in the U.S. District Court for the Northern District of California.

Under the terms of the agreement, Riverstone will offer to redeem up to $65,875,000 of the outstanding $131,750,000 in notes from current noteholders, at face value, with no premium. The Company also agreed to reimburse $675,000 in attorneys’ fees and administrative costs incurred by the noteholders as a result of the litigation. In exchange, the majority noteholders who initiated the litigation have agreed to waive the alleged default on which they based their claims. The majority noteholders and trustee have also agreed to a full release of the claims asserted against the Company

The settlement was announced in a press release issued on March 24, 2005.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits

99.1	Press release dated March 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2005

RIVERSTONE NETWORKS, INC.

/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 24, 2005.